UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2007

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 8.01. Other Events

Pinnacle Entertainment, Inc. is filing this Form 8-K to update the disclosure regarding the regulatory and gaming regulations that relate to its current or future operations. Unless the context indicates otherwise, all references to “we,” “our,” “ours,” and “us” refer to Pinnacle Entertainment, Inc. and its consolidated subsidiaries.

GOVERNMENT REGULATIONS AND GAMING ISSUES

The ownership and operation of gaming companies are subject to extensive regulation. In particular, Indiana, Louisiana, Missouri, Nevada, New Jersey, Argentina and The Bahamas have regulations affecting the operation of our gaming business and the ownership and disposition of our securities. For a detailed description of the Indiana, Louisiana, Missouri, Nevada and Argentina gaming regulations to which we are subject, see the description of “Government Regulation and Gaming Issues” contained in the Form 8-K filed on January 6, 2006. Because we have sold certain assets and discontinued our gaming operations in California and Mississippi, we are no longer subject to the gaming regulations of those states. The following updates such description as it relates to the Indiana, Louisiana, Missouri, New Jersey, Argentina and The Bahamas gaming regulations to which we are subject in connection with our current and proposed facilities in such states.

Indiana

The riverboat in Orange County, Indiana, operated by a third party under the eleventh license granted by the Indiana Gaming Commission, began operations in November 2006.

Our riverboat owner’s license to operate the Belterra Casino Resort was renewed on September 14, 2006 and will be subject to annual renewal.

Louisiana

We have submitted to the Louisiana Gaming Control Board (the “LGCB”) a renewal application for the riverboat gaming license issued to PNK (Lake Charles), L.L.C., the operator of L’Auberge du Lac in Lake Charles, Louisiana, which expires on April 19, 2007 and is subject to renewal for an additional five year term. We have also acquired entities that hold two additional riverboat gaming licenses: (1) PNK (SCB), L.L.C., the developer and future operator of Sugarcane Bay in Lake Charles, whose license expires on December 6, 2009, subject to renewal; and (2) PNK (Baton Rouge) Partnership, the developer and future operator of a project proposed for East Baton Rouge Parish that is subject to the approval of the LGCB and approval of a local referendum by the voters of the Parish, whose license expires on August 19, 2009, subject to renewal. In addition to the annual license and franchise fees disclosed in the above-referenced Form 8-K, the two new licensees may be subject to certain admission fees levied by the local governing authority, as provided by the Louisiana Gaming Control Law, including the Louisiana Riverboat Economic Development and Gaming Control Act and applicable regulations (collectively, the “Louisiana Act”). For Sugarcane Bay, the Louisiana Act provides that the local governing authority in Calcasieu Parish may, in lieu of the admission fee, levy a fee not to exceed four and five-tenths percent of the monthly net gaming proceeds, which fee shall be established by contract between the governing authority and the licensee. As to the proposed riverboat in East Baton Rouge Parish, the Louisiana Act provides that the local governing authority may levy an admission fee of up to two and one-half dollars.

Missouri

In January 2005 and April 2005 Columbia Sussex Corporation and three other plaintiffs filed two separate suits against the Missouri Gaming Commission and Casino One, a wholly owned subsidiary of Pinnacle, and the City of St. Louis seeking to undo the Missouri Gaming Commission’s approval of our Casino One facility. Both suits were decided in favor of the Missouri Gaming Commission, Casino One, and the City of St. Louis, and motions filed by Columbia Sussex for a rehearing en banc in the Court of Appeals or to transfer the case[s] to the Missouri Supreme Court were denied. Accordingly, this matter is now concluded.

On February 24, 2006, we entered into the Riverboat Casino Sale and Purchase Agreement (the “Pinnacle Agreement”) with President Casinos Inc (“PCI”) to purchase 100% of the stock of President Riverboat Casino-Missouri (“PRC-MO”). PRC-MO is the owner and operator of The Admiral casino, located along the Mississippi River front in downtown St. Louis. PRC-MO has a Class A License to operate the President Casino in Missouri from the Missouri Gaming Commission. At the time the Pinnacle Agreement was entered into, PCI and PRC-MO were debtors in Chapter 11 Bankruptcy Case Nos. 02-53005 and 02-53006, both pending in the United States Bankruptcy Court for the Eastern District of Missouri. On May 26, 2006, the bankruptcy court entered an order approving the Pinnacle Agreement. However, closing on the Pinnacle Agreement was contingent on us obtaining all necessary approvals from the Missouri Gaming Commission and the bankruptcy court approving a plan of reorganization for PRC-MO incorporating the Pinnacle Agreement.

On August 25, 2006, an official committee of equity security holders was appointed for the PCI bankruptcy case. Shortly thereafter, the equity committee proposed a plan of reorganization for both debtors that, if confirmed, would have caused the termination of the Pinnacle Agreement. On about October 10, 2006, we entered into a settlement agreement with the debtors and the equity committee. Pursuant to the settlement agreement, the equity committee withdrew its competing plan of reorganization and supported the plan of reorganization filed by PRC-MO.

On November 29, 2006, the bankruptcy court confirmed the PRC-MO plan of reorganization and the Missouri Gaming Commission approved a “change in control” of PRC-MO. In December 2006, we closed on the Pinnacle Agreement and now own 100% of the common stock of PRC-MO.

PRC-MO is a licensee authorized to conduct gaming in Missouri and Pinnacle is a holding company of PRC-MO. On July 26, 2006, Pinnacle was licensed in Missouri as a “key person” business entity. As a key person business entity, Pinnacle is licensed and regulated by the Missouri Gaming Commission, and its ability to engage in certain transactions is restricted.

Pinnacle must obtain advance approval of the Missouri Gaming Commission to transfer or issue any ownership interest in Pinnacle or PRC-MO or to enter into any contract or arrangement, whereby a person or group of persons acting in concert (A) owns, controls, or has power to vote twenty-five percent or more of the voting ownership interest in Pinnacle or PRC-MO or (B) controls the election of a majority of the directors or managers of Pinnacle or PRC-MO.

Pinnacle may not transfer or issue any ownership interest in PRC-MO without providing sixty days advance notice to the Missouri Gaming Commission. During the notice period the Commission may disapprove the transaction or require the transaction to be delayed pending further investigation.

Pinnacle may not pledge or hypothecate its ownership interest in PRC-MO or subject the ownership interest to any type of security interest held by any entity or person other than a financial institution without providing sixty days advance notice to, and without obtaining prior approval from, the Missouri Gaming Commission. During the notice period the Commission may disapprove the transaction or require the transaction to be delayed pending further investigation. If a transfer of ownership is involved, separate notice must be provided at least thirty days prior to the transfer, and this restriction must be specifically included in the grant of the pledge, hypothecation, or security interest.

Neither the Missouri Gaming license of PRC-MO nor any interest in the license may be pledged, hypothecated, or transferred in any way.

The Missouri Gaming Commission must be notified of the intention to consummate any of the following transactions at least fifteen days prior to consummation, and the Commission may reopen the licensing hearing of PRC-MO to consider the effect of the transaction on suitability for licensing: (A) any issuance of an ownership interest in Pinnacle or PRC-MO if such issuance will involve five percent or greater of the ownership interest of Pinnacle or PRC-MO, assuming that all of the ownership interest in the issuance is issued and outstanding; (B) any private incurrence of debt equal to or exceeding one million dollars by Pinnacle or PRC-MO; (C) any public issuance of debt by Pinnacle or PRC-MO; or (D) any transaction involving PRC-MO and a “related party” (any key person or holding company of PRC-MO, including Pinnacle; any person under the control of PRC-MO or any of its key persons, including Pinnacle; or any person sharing a holding company in common with PRC-MO) where the transaction involves any of the following: (1) consideration paid for services provided by the related party or personnel working on behalf of the related party; (2) any arrangement in which consideration paid to the related party is based upon any measure of financial or business production of PRC-MO; (3) any allocation of expenses between related parties; or (4) any loan or credit issued from the related party to PRC-MO at a rate of interest that is at least one percent higher than the “bank prime loan rate” as reported by the Federal Reserve System Board of Governors on Form H.15.

Pinnacle must report the consummation of any of the following transactions to the Missouri Gaming Commission within seven days: (A) any transfer or issuance of ownership interest in Pinnacle or PRC-MO that has resulted in an entity or group of entities acting in concert owning a total ownership interest equaling five percent or greater of the ownership interest of Pinnacle or PRC-MO or (B) any pledge or hypothecation of, or grant of a security interest in, five percent or more of the ownership interest of Pinnacle or PRC-MO, provided that if any ownership interest is transferred pursuant to a pledge, hypothecation, or security interest, separate notice to the Commission is required not later than seven days after consummation of the transfer.

PRC-MO must notify the Missouri Gaming Commission no later than seven days following the consummation of any transaction by Pinnacle, PRC-MO, or any entity affiliated with PRC-MO that involves or relates to PRC-MO and has a dollar value equal to or greater than one million dollars.

New Jersey

The ownership and operation of casino facilities and the conduct of gaming activities in Atlantic City, New Jersey, are subject to extensive state regulation under the New Jersey Casino Control Act (the “New Jersey Act”), the regulations of the New Jersey Casino Control Commission (the “New Jersey Commission”), and the recommendations and investigative powers of the New Jersey Division of Gaming Enforcement (the “New Jersey Division”).

The New Jersey Act and regulations concern primarily (i) the financial stability, business ability, and good character, honesty and integrity of casino licensees and casino service industry (“CSI”) licensees, their intermediary and holding companies, and the directors, employees, security holders and lenders of each (with the exception of banks or other licensed lending institutions that make loans or hold mortgages or other liens acquired in the ordinary course of business); (ii) the nature of hotel and casino facilities; and (iii) the operating methods and financial and accounting practices used in connection therewith.

The New Jersey Act imposes a tax of eight percent (8%) on gross gaming revenues and an investment alternative tax of two and one-half percent (2.5%) of gross gaming revenues that can be fully offset by investment tax credits equal to one and one-quarter percent (1.25%) of gross gaming revenues. Credits are obtained by purchasing bonds issued by, or investing in housing or other development projects approved by, the Casino Reinvestment Development Authority. Casinos are subject to additional taxes and fees, including, among others, an annual license fee of $500.00 on every slot machine in use or maintained for use.

The Company is subject to the jurisdiction of the New Jersey Commission and the New Jersey Act by reason of being (i) an applicant for a Statement of Compliance that the Company is qualified to be a holding company of a casino licensee; and (ii) an applicant for a gaming-related CSI license. The latter application was required by the New Jersey Commission as a condition of, among other things, the Company’s being able to possess, store and transport slot machines in connection with the closing of the Sands Hotel and Casino. The Company anticipates that a New Jersey affiliate of the Company will become an applicant for a casino license.

The New Jersey Commission has broad discretion regarding the issuance, renewal, revocation, suspension and control of all gaming licenses. Casino licenses and CSI licenses are not transferable, but control of an entity that holds a casino license can be transferred with the express prior written approval of the New Jersey Commission. By comparison, if control of an entity that holds a CSI license is transferred, the license is forfeited, and the newly-controlled entity must reapply for a license. Applicants for gaming-related CSI licenses can do business with casino licensees pursuant to transactional waivers sought by petition to the New Jersey Commission.

Participation in casino operations as a licensee is deemed a revocable privilege, not a property right. It is conditioned on the proper and continued qualification of the licensee and upon the discharge of the affirmative responsibility of each such licensee to provide to the regulatory and investigatory authorities any assistance and information necessary to assure that the policies declared by the New Jersey Act are achieved.

The New Jersey Act imposes restrictions on the ownership and transfer of equity or debt instruments issued by an entity that holds a casino license or is deemed a holding company, intermediary company, subsidiary or “entity qualifier” of a casino licensee (collectively, “affiliates”). The New Jersey Act provides that the corporate charter of a publicly traded affiliate of a casino licensee must require that a holder of the affiliate’s securities dispose of them if the New Jersey Commission finds that the holder is not qualified under the New Jersey Act (is “disqualified”). The Act also requires that the corporate charter (or certificate of formation for an LLC) of a casino licensee or a privately-held affiliate of the licensee must:

•	establish the right of prior approval by the New Jersey Commission with regard to the transfer of any interest in the entity; and

•	create the absolute right of the entity to repurchase any security, share or other interest in the entity at the market price or purchase price, whichever is less, if the New Jersey Commission disapproves a transfer of the interest in accordance with the provisions of the New Jersey Act.

The Company’s corporate charter will need to be amended to conform to the requirements of the New Jersey Act, as will the organic documents for any subsidiary that becomes a New Jersey casino licensee and any other affiliates in the chain of ownership of the licensee.

If the New Jersey Commission finds that an individual owner or holder of the securities or other interests of a casino licensee, a CSI licensee, or any of their affiliates is disqualified under the New Jersey Act, the New Jersey Commission may propose remedial action, including divestiture of the securities or other interests. If disqualified persons fail to divest the interests, the New Jersey Commission may revoke or suspend the license; however, if an affiliate of a casino licensee is a publicly traded company, and the New Jersey Commission makes a disqualification finding with respect to an owner or holder of any interest therein, and the New Jersey Commission also finds that:

•	the affiliate has adopted the required charter provisions;

•	the affiliate has made a good faith effort, including the prosecution of all legal remedies, to comply with any order of the New Jersey Commission requiring the divestiture of the interest held by the disqualified owner or holder; and

•	the disqualified owner or holder does not have the ability to control the affiliate or the licensee , or to elect one or more members of the board of directors of the affiliate or licensee, then the New Jersey Commission will not take action against the casino licensee or its affiliate with respect to the continued ownership of the interest by the disqualified owner or holder.

Before a casino license or CSI license will be granted or renewed, all security holders of a publicly traded holding company of the applicant or licensee must qualify under the New Jersey Act or have the qualification requirement waived. Under the New Jersey Act, a security holder is presumed to have the ability to control a publicly traded corporation or to elect one or more members of its board of directors, and thus to be ineligible for waiver, if the holder owns or beneficially holds five percent (5%) or more of the voting securities of the corporation. Typically, the issuer or its licensed affiliate will seek a blanket waiver for persons holding less than five percent (5%) of the issuer’s voting securities. The presumption of control can be rebutted by clear and convincing evidence, including a showing that a holder is an “institutional investor,” as that term is defined under the New Jersey Act, and satisfies the conditions for institutional investor waiver described below.

An institutional investor is defined by the New Jersey Act as: any retirement fund administered by a public agency for the exclusive benefit of federal, state, or local public employees; any investment company registered under the Investment Company Act of 1940, any collective investment trust organized by banks under Part Nine of the Rules of the Comptroller of the Currency; any closed end investment trust; any chartered or licensed life insurance company or property and casualty insurance company; any banking or other chartered or licensed lending institution; any investment adviser registered under the Investment Advisers Act of 1940; and such other persons as the New Jersey Commission may determine for reasons consistent with the policies of the New Jersey Act.

An institutional investor is entitled to a waiver of qualification if it holds less than ten percent (l0%) of the “equity” securities (interpreted by the New Jersey Commission to mean the voting securities) of a publicly traded holding or intermediary company of a casino licensee or gaming-related CSI licensee, or of the CSI licensee itself, and:

•	the securities were purchased for investment purposes only;

•	the New Jersey Commission finds no cause to believe the institutional investor may be found unqualified; and

•	upon request by the New Jersey Commission, the institutional investor files a certified statement to the effect that it has no intention of influencing or affecting the affairs of the issuer, the licensee, or any of the licensee’s other affiliates. Voting on matters put to the vote of the outstanding security holders does not constitute an attempt to influence.

The New Jersey Commission may grant a waiver of qualification to an institutional investor holding ten percent (10%) or more of the equity securities of a publicly traded affiliate of a casino licensee or gaming-related CSI licensee, or of the CSI licensee itself, upon a showing of good cause and if the conditions specified above are met.

Institutional holders of publicly traded debt securities of an affiliate of a casino licensee are entitled to a waiver of qualification if the holder’s position in the aggregate is not more than twenty percent (20%) of the total outstanding debt of the affiliate and not more than fifty percent (50%) of any outstanding publicly traded debt issue of the affiliate (such as individual series of subordinated debt ), and if the institutional investor satisfies the conditions specified above. As with equity securities, the New Jersey Commission may grant a waiver of qualification to institutional investors holding larger positions upon a showing of good cause and if the institutional investor satisfies all the conditions specified above.

The New Jersey Act and regulations set forth no formal requirements for waiving the qualification of holders of publicly traded debt of CSI’s, but the New Jersey Commission can be expected to apply to the holders of publicly traded debt of gaming-related CSI licensees or their affiliates similar waiver requirements to those applied to the holders of publicly traded debt of affiliates of casino licensees.

Generally, the New Jersey Commission requires that institutional holders seeking waiver of qualification execute a certification stating that:

•	the holder has reviewed the definition of institutional investor under the New Jersey Act and believes that it meets the definition of institutional investor;

•	the holder purchased the securities for investment purposes only and holds them in the ordinary course of business;

•	the holder has no involvement in the business activities of, and no intention of influencing or affecting the affairs of, the issuer, the licensee or any affiliate;

•	if the holder subsequently determines to influence or affect the affairs of the issuer, the licensee or any affiliate, it will provide not less than 30 days’ notice of its intent and will file an application for qualification with the New Jersey Commission before taking the action; and

•	the holder acknowledges that it is subject to the jurisdiction of the New Jersey Commission and the requirements of the New Jersey Act and the regulations promulgated thereunder.

With respect to non-institutional holders of publicly traded debt securities, the New Jersey Commission generally waives the qualification requirement for holders of less than 15.0% of a series of publicly-traded debt as long as the securities remain widely distributed and freely traded in the public market, and the holder has no ability to control the issuer or the licensee. We cannot assure you that the New Jersey Commission will continue to apply the 15.0% qualification threshold. The New Jersey Commission could at any time establish a lower threshold.

Beginning on the date that the New Jersey Commission serves notice on a licensee or affiliate that a holder of a security or other interest has been disqualified, it will be unlawful for the holder to:

•	receive any dividends or interest;

•	exercise, directly or through any trustee or nominee, any right conferred by the securities or other interest; or

•	receive any remuneration in any form from the casino licensee for services rendered or otherwise.

Persons required to qualify under the New Jersey Act because they hold debt or equity securities of a casino licensee or its affiliates and who are not already qualified are required either to (i) divest within 120 days such securities as the New Jersey Commission may require to remove the need for qualification or, in the alternative, (ii) file a completed application for qualification and place the securities into an interim casino authorization (“ICA”) trust pending qualification. Unless and until the New Jersey Commission denies ICA or finds reasonable cause to believe that the investor may not be found qualified, the investor will retain the ability to direct the trustee how to vote, or whether to dispose of, the securities. If the New Jersey Commission denies ICA or finds reasonable cause to believe that the investor may be found unqualified, the New Jersey Commission can order that the trust become “operative,” in which case the investor will lose voting power, if any, over the securities but will retain the right to petition the New Jersey Commission to order the trustee to dispose of the securities.

Once an ICA trust is funded, and regardless of whether it becomes operative, the investor has no right to receive a return on the investment until the investor becomes fully qualified. Should an investor ultimately be found unqualified, the trustee would dispose of the trust property, and the proceeds would be distributed to the unqualified applicant only in an amount not exceeding the actual cost of the trust property. Any excess proceeds would be paid to the State of New Jersey. If the securities were sold by the trustee pending qualification, the investor would receive only actual cost, with disposition of the remainder of the proceeds, if any, to await the investor’s qualification hearing.

The Company must notify the New Jersey Commission and the New Jersey Division of any new debt or equity issued and must provide them with the related documentation, including lists of holders. The Company may have to petition the New Jersey Commission for waiver of the qualification requirement for particular security holders subsequent to such issuance of debt or equity securities. If necessary waivers are not granted, the holders of such debt or equity securities will either have to be found qualified by the New Jersey Commission or divest enough securities to permit waiver. There can be no assurance that necessary waivers will be granted.

If a casino license is not renewed, is suspended for more than 120 days or revoked, the New Jersey Commission can appoint a conservator to preserve and operate the business. Upon appointment, the conservator is vested with title to all the property relating to the casino hotel, subject to any and all valid liens, claims, and encumbrances. While the conservator is operating the business, the former or suspended casino licensee is entitled to a fair rate of return from net earnings, with any excess to be paid to the State. The New Jersey Commission can authorize the conservator to sell the property in bulk, subject to valid liens, claims and encumbrances, after the resolution of any suspensions of, or appeals by, the former or suspended licensee, after appropriate prior consultation with the licensee as to the reasonableness of the terms of sale, upon prior written notice to all creditors and other parties in interest, and only to persons eligible to apply for and able to qualify for a casino license under the New Jersey Act. The former or suspended licensee is entitled to the net proceeds of the sale after payment of all obligations owed to the State and to the conservator.

Argentina

In Argentina, the regulation of gaming is generally under the jurisdiction of the provinces of the country. All of our casinos in Argentina are located in the province of Neuquén. In May 1994, the Provincial Government of Neuquén enacted a casino privatization program to issue twelve-year exclusive concession agreements to operate existing casinos. The concession agreements are renewable for five or ten years, provided that certain conditions are met. The Executive Power of Neuquén granted a casino license to Casino Magic Corporation pursuant to a Concession Agreement dated December 21, 1994, between the Provincial Government of Neuquén and Casino Magic Neuquén S.A. (the “Concession Agreement”). Casino Magic Corporation and Casino Magic Neuquén S.A. are direct or indirectly wholly-owned subsidiaries of ours. The Concession Agreement granted Casino Magic Neuquén S.A. the exclusive right to operate casinos in the cities of Neuquén and San Martín de los Andes in the Province of Neuquén. The Concession Agreement also granted Casino Magic Neuquén S.A. the exclusive right to operate casinos within 50 kilometers (31.05 miles) of its existing properties as long as those casinos are within the Province of Neuquén. It should be noted that we still retain a priority to match any bidding offer to open and operate other casinos within the Province of Neuquén, however, such casinos would not be covered by the exclusivity provisions of the Concession Agreement and provided that in the corresponding bidding process our original offer is not lower than 15% of that of the best offeror’s. We also opened a new facility in the city of Junín de los Andes, in the Province of Neuquén. This casino was opened under the scope of the existing casino license for the property located in San Martín de los Andes. In July 2005, we closed the largest of our casinos located in the city of Neuquén, which had been operating since 1995, and opened a larger facility including a more lavish casino; an upscale restaurant; a wine bar; three other casino bars; and a large entertainment venue, one mile away from the original location on approximately 20 acres owned by us. Additionally, we have obtained a casino license to open casinos in the cities of Caviahue and Copahue, in the Province of Neuquén. These casino licenses are for a term of 12 years and are renewable for an additional 10 year term at the discretion of the granting authority. In light of the above, we are currently operating four casinos in the Province of Neuquén (in the cities of Neuquén, San Martín de los Andes, Junín de los Andes, and Copahue) and we anticipate opening in the near future in the city of Caviahue in the same Province, in west central Argentina.

On July 14, 2003, the Executive Power of Neuquén approved the terms of an agreement establishing the conditions for the renewal of our casino license pursuant to which we operate our three Neuquén casinos, either for a five year or for a ten year term. In July 2005, we opened the new facility in order to qualify for and obtain the ten year extension through 2016, which has already been formally granted. We are currently building a hotel facility by the casino in the city of Neuquén which, once finished and upon approval by the authorities, would grant us an additional 5 year extension in the terms of our casino license. The Concession Agreement establishes that the shareholders approved by the Provincial Government of Neuquén shall maintain control (i.e. 51% of the shareholding of the corporate capital with voting power) of the licensee. It also establishes that any transfer of shares up to 49% of its shareholding in the licensee shall not require prior authorization. Otherwise, prior authorization from the Provincial Government of Neuquén shall be required. Notwithstanding that, no transfer of shares shall be performed to those persons detailed under Section 5 of the bidding terms approved under the casino privatization program (i.e. among others, foreign persons or legal entities if in their country there are no regulations prohibiting money laundering, natural or legal persons that cannot contract with the Province of Neuquén). We cannot predict what effect the enactment of any laws, regulations or pronouncements relating to casino operations would have on the operations of Casino Magic Argentina.

The Bahamas

The Hotel Corporation of The Bahamas is a Statutory corporation owned by the Government of the Commonwealth of The Bahamas and is the only person entitled to the grant of a License to operate a Casino. The Hotel Corporation of The Bahamas in turns enters into a management and sub-lease agreement with a company to operate the casino on the licensed premises.

The applicant seeking to manage a casino must also obtain a License from the Bahamas Gaming Board to manage the casino. If, after conducting its own investigation, the Gaming Board “Gaming Board” is satisfied that the applicant and its directors, officers and shareholders are qualified to operate a casino, the Secretary of the Gaming Board sends a notice to the applicant, the Commissioner of Police, any person who has filed an objection to the application and place an advertisement in the newspaper advising of the time and place of the hearing. A public hearing is held on the application. Subject to the consideration of any objection and provided that the Gaming Board considers the applicant to be a fit and proper person and it is not otherwise disqualified under Section 43 of the Lotteries and Gaming Act, the Gaming Board is required to make a report, in writing, to the Minister Responsible for Gaming. The report is required to include particulars of the application and any objection and representation made to the Gaming Board and includes the recommendation of the Gaming Board to the Minister. The Minister has a discretion to grant or refuse the License and may subject the License to restrictions and conditions. In this regard, the decision of the Minister is final.

All employees of the manager/casino operator must obtain Certificates of Approval from the Gaming Board to work in the casino. Inspectors of the Gaming Board will conduct the appropriate investigations to determine whether the employees are “fit and proper” to be employed in the casino in the capacities specified.

The Casino License, as well as the Certificates of Approval and Permits issued to the employees are renewable annually. Our license was granted on December 14, 2005 and is valid through December 31, 2006 and is renewable thereafter. The renewal application for 2007 is presently before the Minister.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: January 5, 2007	By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer